Exhibit 1.1

Perrigo Company plc

Perrigo Finance Unlimited Company

$750,000,000 3.150% Senior Notes due 2030

Underwriting Agreement

June 16, 2020

BofA Securities, Inc.

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

As Representatives of the several Underwriters listed in Schedule 1 hereto

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Ladies and Gentlemen:

Perrigo Finance Unlimited Company, a public unlimited company incorporated under the laws of Ireland (the “Company”) and an indirect wholly-owned finance subsidiary of Perrigo Company plc, a public limited company incorporated under the laws of Ireland (the “Parent Guarantor”), proposes to issue and sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $750,000,000 aggregate principal amount of its 3.150% Senior Notes due 2030 (the “Debt Securities”). The Debt Securities will be issued pursuant to an Indenture, dated as of December 2, 2014 (the “Base Indenture”), among the Company, the Parent Guarantor and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended by Supplemental Indenture No. 3, to be dated as of June 19, 2020 (the “Supplemental Indenture,” and, together with the Base Indenture, the “Indenture”), and will be guaranteed on a senior basis by the Parent Guarantor (the “Guarantee”).

The Company and the Parent Guarantor hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Debt Securities, as follows:

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), an automatic shelf registration statement on Form S-3 (File No. 333-239115), including a prospectus relating to the Debt Securities. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Debt Securities. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively, the “Pricing Disclosure Package”): a Preliminary Prospectus, dated June 16, 2020, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

“Applicable Time” means 2:10 P.M., New York City time, on June 16, 2020.

2.	Purchase of the Debt Securities by the Underwriters.

The Company agrees to issue and sell the Debt Securities to the several Underwriters as provided in this underwriting agreement (this “Agreement”), and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Debt Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 98.520% of the principal amount thereof plus accrued interest, if any, from June 19, 2020 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Debt Securities except upon payment for all the Debt Securities to be purchased as provided herein.

a) The Company understands that the Underwriters intend to make a public offering of the Debt Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Debt Securities on the terms set forth in the Pricing Disclosure Package. The Company acknowledges and agrees that the Underwriters may offer and sell the Debt Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell the Debt Securities purchased by it to or through any Underwriter.

b) Payment for and delivery of the Debt Securities will be made at the offices of Sidley Austin LLP at 10:00 A.M., New York City time, on June 19, 2020, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.

c) Payment for the Debt Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Underwriters, of one or more global notes representing the Debt Securities (collectively, the “Global Notes”), with any transfer taxes payable in connection with the sale of the Debt Securities duly paid by the Company. The Global Notes will be made available for inspection by the Representatives not later than 2:00 P.M., New York City time, on the business day prior to the Closing Date.

d) The Company and the Parent Guarantor acknowledge and agree that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Parent Guarantor with respect to the offering of Debt Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Parent Guarantor or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company, the Parent Guarantor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Parent Guarantor shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representatives nor any other Underwriter shall have any responsibility or liability to the Company or the Parent Guarantor with respect thereto. Any review by the Representatives or any Underwriter of the Company, the Parent Guarantor, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives or such Underwriter and shall not be on behalf of the Company or the Parent Guarantor or any other person.

3. Representations and Warranties of the Company and the Parent Guarantor. The Company and the Parent Guarantor jointly and severally represent and warrant to each Underwriter that:

a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Parent Guarantor make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company and the Parent Guarantor in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

b) Pricing Disclosure Package. The Pricing Disclosure Package, as of the Time of Sale did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Parent Guarantor make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company and the Parent Guarantor in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof. No statement of material fact included in the Prospectus has been omitted from the Pricing Disclosure Package and no statement of material fact included in the Pricing Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.

c) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company and the Parent Guarantor (including their respective agents and representatives, other than the Underwriters in their capacity as such) have not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Debt Securities (each such communication by the Company, the Parent Guarantor or their respective agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict in any material respect with the information contained in the Registration Statement or the Pricing Disclosure Package, and, when taken together with the Preliminary Prospectus and all other Issuer Free Writing Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Parent Guarantor make no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company or the Parent Guarantor in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company or the Parent Guarantor. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or the Parent Guarantor or related to the offering of the Debt Securities has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Parent Guarantor make no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company or the Parent Guarantor in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

e) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (A) statements or omissions in the Registration Statement, the Pricing Disclosure Package or the Prospectus based upon information relating to any Underwriter furnished to the Company or the Parent Guarantor in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by an Underwriter consists of the information described as such in Section 7(b) hereof or (B) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act, of the Trustee.

f) Financial Statements. The financial statements (including the related notes thereto) of the Parent Guarantor and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position of the Parent Guarantor and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity in all material respects with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods covered thereby except as otherwise disclosed in such financial statements, and any supporting schedules included or incorporated by reference in the Registration Statement present fairly in all material respects the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Parent Guarantor and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby.

g) No Material Adverse Change in the Parent Guarantor. Since the date of the most recent financial statements of the Parent Guarantor included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there has not been any change in the capital stock (other than the issuance of ordinary shares of the Parent Guarantor upon the exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement, the Pricing Disclosure Package and the Prospectus and the dividend declared by the Parent Guarantor on the ordinary shares and payable on June 16, 2020 to holders of record on May 29, 2020), short-term debt or long-term debt of the Parent Guarantor or any of its subsidiaries (other than borrowings in the ordinary course of the Parent Guarantor’s business), or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Parent Guarantor on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Parent Guarantor and its subsidiaries, taken as a whole, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

h) Incorporation and Good Standing. Each of the Company and the Parent Guarantor has been duly incorporated, is validly existing under the laws of the jurisdiction of its incorporation, has the corporate or similar power and authority to own its property and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification (to the extent such concept exists under the laws of the relevant jurisdiction), except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Parent Guarantor and its subsidiaries taken as a whole or on the performance by the Company or the Parent Guarantor of their obligations under this Agreement (each, a “Material Adverse Effect”).

i) Capitalization. The Parent Guarantor has an authorized capitalization as set forth in the Pricing Disclosure Package and the Prospectus under the heading “Capitalization,” except for equity grants made in the ordinary course of business and subject to exercises thereof; all the outstanding shares of the Parent Guarantor have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares or other equity interest in the Parent Guarantor or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any share capital of the Parent Guarantor or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the share capital of the Parent Guarantor conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

j) Due Authorization. The Company and the Parent Guarantor each have full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by them of this Agreement and the consummation by them of the transactions contemplated hereby has been duly and validly taken.

k) The Indenture. The Indenture has been duly authorized by the Company and the Parent Guarantor and upon effectiveness of the Registration Statement was and will be duly qualified under the Trust Indenture Act and, when the Supplemental Indenture is duly executed and delivered in accordance with its terms by each of the parties thereto, the Indenture will constitute a valid and legally binding agreement of the Company and the Parent Guarantor enforceable against the Company and the Parent Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).

l) The Debt Securities and the Guarantee. The Debt Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantee has been duly authorized by the Parent Guarantor and, when the Debt Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be a valid and legally binding obligation of the Parent Guarantor, enforceable against the Parent Guarantor in accordance with its terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

m) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Parent Guarantor.

n) Description of the Underwriting Agreement. This Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

o) No Violation or Default. Neither the Parent Guarantor nor any of its subsidiaries is (i) in violation of its Memorandum and Articles of Association, constitution, charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Parent Guarantor or any of its subsidiaries is a party or by which the Parent Guarantor or any of its subsidiaries is bound or to which any of the property or assets of the Parent Guarantor or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clause (i) (with respect to subsidiaries of the Parent Guarantor only), clause (ii) and clause (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

p) No Conflicts. The execution and delivery by the Company and the Parent Guarantor of, and the performance by each of them of their obligations under, this Agreement, the Indenture and the Debt Securities and the issuance and sale of the Debt Securities and the Guarantee, will not contravene any provision of (i) applicable law, (ii) the certificate of incorporation, by-laws, constitution or Memorandum and Articles of Association of the Company or the Parent Guarantor (iii) any agreement or other instrument binding upon the Parent Guarantor or any of its subsidiaries that is material to the Parent Guarantor and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Parent Guarantor or any of its subsidiaries, except in the case of clauses (i), (iii) or (iv), as would not have a Material Adverse Effect.

q) No Consents Required. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company or the Parent Guarantor of their obligations under this Agreement, the Indenture and the Debt Securities and the issuance and sale of the Debt Securities and the Guarantee, except (i) such as the Company or the Parent Guarantor is not required to have obtained or made as of the date hereof, but will be obtained or made as of the Closing Date or within the proscribed period under applicable law or administrative regulation, (ii) such as have been obtained (or in the case of a filing, made) and are in full force and effect and (iii) as may be required by the securities or Blue Sky laws of any jurisdiction (other than the Securities Act) in connection with the offer and sale of the Debt Securities.

r) Legal Proceedings. There are no legal or governmental proceedings pending or, to the knowledge of the Parent Guarantor, threatened to which the Parent Guarantor or any of its subsidiaries is a party or to which any of the properties of the Parent Guarantor or any of its subsidiaries is subject (including, without limitation, any proceedings before the United States Food and Drug Administration or comparable federal, state, local or foreign governmental bodies) (i) other than proceedings accurately described in all material respects in the Pricing Disclosure Package and proceedings that would not be reasonably expected to have a Material Adverse Effect or (ii) that are required to be described under the Securities Act in the Registration Statement, the Pricing Disclosure Package and that are not so described or the Prospectus; and there are no statutes, regulations, contracts or other documents that are required to be described under the Securities Act in the Registration Statement, the Pricing Disclosure Package or the Prospectus and that are not so described.

s) Independent Accountants. Ernst & Young LLP, who have certified certain financial statements of the Parent Guarantor and its subsidiaries, is an independent registered public accounting firm with respect to the Parent Guarantor and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

t) Title to Intellectual Property. Except as otherwise described in the Pricing Disclosure Package, each of the Parent Guarantor and its subsidiaries own or possess a valid right to use all patents, trademarks, service marks, trade names, copyrights, patentable inventions, trade secret, know-how and other intellectual property (collectively, the “Intellectual Property”) used by such entity in, and material to the conduct of such entity’s business as now conducted or as proposed in the Pricing Disclosure Package to be conducted, except where the failure to so own, or have the right to use such Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect. Except as otherwise described in the Pricing Disclosure Package, there is no material infringement by third parties of any of such entities’ Intellectual Property and there are no legal or governmental actions, suits, proceedings or claims pending or threatened against any such entities (i) challenging such entity’s rights in or to any Intellectual Property, (ii) challenging the validity or scope of any Intellectual Property owned by such entity or (iii) alleging that the operation of such entity’s business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of a third party and, in the case of (i), (ii) and (iii), which infringement, invalidity, inadequacy or violation would, individually or in the aggregate, have a Material Adverse Effect, and none of the Parent Guarantor nor any of its subsidiaries is aware of any facts which would form a reasonable basis for any such claim.

u) Investment Company Act. The Company is not, and after giving effect to the offering and sale of the Debt Securities and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

v) Taxes. Except as otherwise described in the Pricing Disclosure Package, the Parent Guarantor and each of its subsidiaries has filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof in accordance with applicable law (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to pay would not have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the applicable financial statements of the Parent Guarantor), and except as otherwise described in the Pricing Disclosure Package, no tax deficiency has been determined adversely to the Parent Guarantor or any of its subsidiaries which has had (nor does the Parent Guarantor nor any of its subsidiaries have any written notice of any tax deficiency which could reasonably be expected to be determined adversely to the Parent Guarantor or any of its subsidiaries and which could reasonably be expected to have) a Material Adverse Effect.

w) Licenses and Permits. The Parent Guarantor and each of its subsidiaries possesses such valid and current certificates, permits, licenses, approvals, consents and other authorizations issued by the appropriate state, Federal or foreign regulatory agencies or bodies necessary to conduct its respective business as now or proposed to be conducted, except for such certificates, permits, licenses, approvals, consents and other authorizations, the failure of which to have, would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Parent Guarantor nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, permit, license, approval, consent or other authorization which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material Adverse Effect.

x) No Labor Disputes. No material dispute with the employees of the Parent Guarantor or any of its subsidiaries exists, and to the Parent Guarantor’s knowledge, there is no existing or imminent labor disturbance by the employees of any of the principal suppliers, contractors or customers of the Parent Guarantor or any of its subsidiaries that could, individually or in the aggregate, have a Material Adverse Effect.

y) Compliance with and Liability under Environmental Laws. Except as otherwise described in the Pricing Disclosure Package, the Parent Guarantor and each of its subsidiaries is (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Hazardous Substances”) or human health and safety (to the extent relating to exposure to Hazardous Substances) (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its respective business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except in the case of (i), (ii) and (iii) where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect. Except as otherwise described in the Pricing Disclosure Package, to the Parent Guarantor’s knowledge, there are no costs or liabilities arising under Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

z) Disclosure Controls. The Parent Guarantor and each of its subsidiaries maintains an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 of the Exchange Act) that are designed to ensure that the information required to be disclosed in the reports that the Parent Guarantor, files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to management of the Parent Guarantor, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding disclosure.

aa) Accounting Controls. The Parent Guarantor and each of its subsidiaries maintains effective internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 under the Exchange Act), and the Parent Guarantor and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP, and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) in the case of the Parent Guarantor, interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as otherwise described in the Pricing Disclosure Package, since the respective end of its most recent audited fiscal year, there has been (1) no material weakness in the Parent Guarantor’s internal control over financial reporting (whether or not remediated), and (2) no change in the Parent Guarantor’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Parent Guarantor’s internal control over financial reporting.

bb) No Unlawful Payments. For the past five years, neither the Parent Guarantor nor any of its subsidiaries, nor any director, officer or employee of the Parent Guarantor or any of its subsidiaries, nor to the knowledge of the Company or the Parent Guarantor, any agent or other person acting on behalf of the Parent Guarantor, or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Irish Criminal Justice (Corruption Offences) Act 2018, the UK Bribery Act or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Parent Guarantor and each of its subsidiaries have instituted, maintained and enforced, and will continue to maintain and enforce policies and procedures reasonably designed to promote compliance with all applicable anti-bribery and anti-corruption laws.

cc) Compliance with Anti-Money Laundering Laws. The operations of the Parent Guarantor and each of its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Parent Guarantor and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Parent Guarantor or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Parent Guarantor, threatened.

dd) No Conflicts with Sanctions Laws.

1)

Neither the Parent Guarantor nor any of its subsidiaries, directors, officers or employees, nor, to the knowledge of the Parent Guarantor, any agent, affiliate or other person acting on behalf of the Parent Guarantor or any of its subsidiaries is currently the subject of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority applicable to the Parent Guarantor and its subsidiaries (collectively, “Sanctions”).

2)

Neither the Parent Guarantor nor any of its subsidiaries are located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, the Crimean region of Ukraine and Syria (each, a “Sanctioned Country”).

3)

Neither the Parent Guarantor nor the Company will directly or indirectly use the proceeds of the offering of the Debt Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) for the specific purpose of funding or facilitating any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, except to the extent not in violation of any Sanctions; (ii) for the specific purpose of funding or facilitating any activities of, or business in, any Sanctioned Country, except to the extent not in violation of any Sanctions, or (iii) in any other manner that, to the knowledge of the Parent Guarantor, could reasonably be expected to result in a violation by any Underwriter of Sanctions.

4)

For the past five years, the Parent Guarantor and each of its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country, except to the extent not in violation of any Sanctions.

ee) No Registration Rights. No person has the right to require the Parent Guarantor or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Debt Securities.

ff) No Stabilization. Neither the Company nor the Parent Guarantor has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Debt Securities.

gg) Sarbanes-Oxley Act. There is and has been no failure on the part of the Parent Guarantor or any of the Parent Guarantor’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

hh) Significant Subsidiaries. Each “significant subsidiary,” as such term is defined in Rule 1-02 of Regulation S-X under the Exchange Act, of the Parent Guarantor has been duly organized, is validly existing in good standing (to the extent such concept exists under the laws of the relevant jurisdiction) under the laws of the jurisdiction of organization, has the corporate or similar organizational power and authority to own its property and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and is duly qualified to transact business as a foreign corporation or other entity and is in good standing (to the extent such concept exists under the laws of the relevant jurisdiction) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock or other ownership interests of each significant subsidiary of the Parent Guarantor have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Parent Guarantor, free and clear of all liens, encumbrances, equities or claims, except with respect to any directors qualifying shares and except, as otherwise described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

ii) Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Parent Guarantor or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Debt Securities and at the date hereof, the Parent Guarantor was not and is not an “ineligible issuer” and is a well-known seasoned issuer, in each case as defined in Rule 405 under the Securities Act.

jj) Stamp Taxes. Except for any net income, capital gains or franchise taxes imposed on the Underwriters by the Republic of Ireland (“Ireland”) or any political subdivision or taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) between the Underwriters and the jurisdiction imposing such tax, no stamp duties or other issuance or transfer taxes are payable by or on behalf of the Underwriters in Ireland, the United States or any political subdivision or taxing authority thereof solely in connection with (A) the execution, delivery and performance of this Agreement, (B) the issuance and delivery of the Debt Securities in the manner contemplated by this Agreement and the Prospectus only through the facilities of DTC or (C) the sale and delivery by the Underwriters of the Debt Securities as contemplated herein and in the Prospectus, effected only by means of the transfer of book-entry interests in DTC relating to such Debt Securities, through the facilities of DTC.

kk) No Immunity. Neither the Parent Guarantor nor any of its subsidiaries or their properties or assets has immunity under Irish, U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Irish, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Parent Guarantor or any of its subsidiaries or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by this Agreement, may at any time be commenced, the Parent Guarantor has, pursuant to Section 15(d) of this Agreement, waived, and it will waive, or will cause any of its subsidiaries to waive, such right to the extent permitted by law.

ll) Enforcement of Foreign Judgments. In any proceedings taken in Ireland for the enforcement of a judgment obtained against either of the Company or the Parent Guarantor in any U.S. federal or New York state court in the Borough of Manhattan in the City of New York (a “Foreign Judgment”), the Foreign Judgment would be recognized and enforced by the courts of Ireland save that to enforce such a Foreign Judgment in Ireland it would be necessary to obtain an order of the Irish courts. Such order should be granted on proper proof of the Foreign Judgment without any re-trial or examination of the merits of the case subject to the following qualifications: (i) that the foreign court had jurisdiction, according to the laws of Ireland; (ii) that the Foreign Judgment was not obtained by fraud; (iii) that the Foreign Judgment is not contrary to public policy or natural justice as understood in Irish law; (iv) that the Foreign Judgment is final and conclusive; (v) that the Foreign Judgment is for a definite sum of money; and (vi) that the procedural rules of the court giving the Foreign Judgment have been observed.

mm) Valid Choice of Law. The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Ireland and will be honored by the courts of Ireland, subject to the restrictions described under the caption “Service of Process and Enforcement of Liabilities” in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The Company and the Parent Guarantor have the power to submit, and pursuant to Section 15(d) of this Agreement, have legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and have validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court.

nn) Indemnification and Contribution. The indemnification and contribution provisions set forth in Section 7 hereof do not contravene Irish law or public policy.

oo) Irish Approvals. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no approvals are currently required in Ireland in order for the Company to pay principal, interest and premiums, if any, on the Debt Securities. Under current laws and regulations of Ireland and any political subdivision thereof, any amount payable with respect to the Debt Securities upon liquidation of the Company or upon redemption thereof and principal, interest and premiums, if any, payable with respect to the Debt Securities may be paid by the Company in United States dollars or euros and freely transferred out of Ireland, and, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no such payments made to the holders thereof or therein who are non-residents of Ireland will be subject to income, withholding or other taxes under laws and regulations of Ireland or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Ireland or any political subdivision or taxing authority thereof or therein.

pp) Legality. The legality, validity, enforceability or admissibility into evidence of any of the Registration Statement, the Pricing Disclosure Package, the Prospectus, this Agreement or the Debt Securities in any jurisdiction in which the Company and the Parent Guarantor are organized or do business is not dependent upon such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any tax, imposition or charge be paid in any such jurisdiction on or in respect of any such document.

qq) Legal Action. A holder of the Debt Securities and each Underwriter are each entitled to sue as plaintiff in the court of the jurisdiction of formation and domicile of the Company or the Parent Guarantor for the enforcement of their respective rights under this Agreement and the Debt Securities and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction except that plaintiffs not residing in Ireland may be required to guarantee payment of a possible order for payment of costs or damages at the request of the defendant.

rr) Cybersecurity. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) to the Parent Guarantor’s knowledge, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Parent Guarantor or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Parent Guarantor and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”) and (B) neither the Parent Guarantor nor its subsidiaries have been notified of, and each of them have no knowledge of any security breach or incident, unauthorized access or disclosure or other compromise to their respective IT Systems and Data. The Parent Guarantor and its subsidiaries have taken reasonable steps to implement appropriate controls, policies, procedures, and technological safeguards designed to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required to comply in all material respects with applicable law. The Parent Guarantor and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data.

4. Further Agreements of the Company and the Parent Guarantor. The Company and the Parent Guarantor each covenants and agrees with each Underwriter that:

a) Required Filings. The Company and the Parent Guarantor will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Pricing Term Sheet referred to in Annex A hereto) to the extent required by Rule 433 under the Securities Act; and the Parent Guarantor will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Debt Securities; and the Company will promptly furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in such quantities as the Representatives may reasonably request. The Company or the Parent Guarantor will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

b) Delivery of Copies. The Company will deliver, without charge, (i) to the Representatives, signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Debt Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Debt Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Debt Securities by any Underwriter or dealer.

c) Amendments or Supplements, Issuer Free Writing Prospectuses. Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably objects.

d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed or distributed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of (a) any notice of objection by the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act or (b) any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vi) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Debt Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Debt Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

e) Pricing Disclosure Package. If at any time the Pricing Disclosure Package is being used to solicit offers to buy the Debt Securities at a time when the Prospectus is not yet available to prospective purchasers, (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Preliminary Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Pricing Disclosure Package as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that any of the Pricing Disclosure Package will comply with law.

f) Ongoing Compliance. If during the Prospectus Delivery Period but for no more than 90 days (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Parent Guarantor will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented including such documents to be incorporated by reference will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

g) Blue Sky Compliance. The Company and the Parent Guarantor will qualify the Debt Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Debt Securities; provided that neither the Company nor the Parent Guarantor shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

h) Earning Statement. The Parent Guarantor will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act provided that the Company will be deemed to have complied with such requirement by filing on EDGAR a report that satisfies the requirements for an “earnings statement” under Rule 158 of the Securities Act.

i) Clear Market. During the period from the date hereof and continuing to and including the Closing Date, the Company and the Parent Guarantor will not offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or the Parent Guarantor or warrants to purchase or otherwise acquire debt securities of the Company or the Parent Guarantor substantially similar to the Debt Securities (other than (i) the Debt Securities, (ii) commercial paper issued in the ordinary course of business or (iii) securities or warrants permitted with the prior written consent of the Representatives).

j) Use of Proceeds. The Company will apply the net proceeds from the sale of the Debt Securities as described in each of the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds”.

k) DTC. The Company will assist the Underwriters in arranging for the Debt Securities to be eligible for clearance and settlement through DTC.

l) No Stabilization. Neither the Company nor the Parent Guarantor will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Debt Securities (it being understood that the Company and the Parent Guarantor makes no representation as to the actions taken by or on behalf of any Underwriter in connection with the offering contemplated hereby).

m) Exchange Listing. The Parent Guarantor will use its reasonable best efforts to list, subject to notice of issuance, the Debt Securities on the New York Stock Exchange.

n) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5.	Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

a) It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use the Pricing Term Sheet referred to in Annex A hereto without the consent of the Company.

b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering of the Debt Securities (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Debt Securities on the Closing Date as provided herein is subject to the performance by the Company and the Parent Guarantor of their respective covenants and other obligations hereunder and to the following additional conditions:

a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

b) Representations and Warranties. The representations and warranties of the Company and the Parent Guarantor contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company, the Parent Guarantor and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

c) No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded to the Debt Securities or any other debt securities or preferred stock issued or guaranteed by the Company, the Parent Guarantor or any of the Parent Guarantor’s subsidiaries by a “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).

d) No Material Adverse Change. No event or condition of a type described in Section 3(g) shall have occurred or shall exist, which event or condition is not described in each of the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Debt Securities on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

e) Officers’ Certificates. (1) The Representatives shall have received on and as of the Closing Date, a certificate of the chief financial officer or chief accounting officer of the Parent Guarantor and one additional senior executive officer of the Parent Guarantor who is satisfactory to the Representatives (i) confirming that to the knowledge of such officers, the representations set forth in Sections 3(a) and 3(b) hereof are true and correct, (ii) confirming that the other representations and warranties of the Parent Guarantor in this Agreement are true and correct and that the Parent Guarantor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and (iii) to the effect set forth in paragraphs (a), (c) and (d) above and (2) the Representatives shall have received on and as of the Closing Date, a certificate of the secretary of the Company (i) confirming that to the knowledge of such secretary, the representations set forth in Sections 3(a) and 3(b) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

f) Comfort Letters. On the date of this Agreement and on the Closing Date, Ernst & Young LLP shall have furnished to the Representatives, at the request of the Company and the Parent Guarantor, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date

g) Opinion and 10b-5 Statement of US Counsel for the Company. (i) Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Company and the Parent Guarantor, shall have furnished to the Representatives, at the request of the Company and the Parent Guarantor, their written opinion and 10b-5 statement, dated the Closing Date, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, and (ii) Todd Kingma, general counsel for the Parent Guarantor, shall have furnished to the Representatives, at the request of the Company and the Parent, their written opinion, dated the Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

h) Opinion of Irish Counsel for the Company. A&L Goodbody, Irish counsel for the Company and the Parent Guarantor, shall have furnished to the Representatives, at the request of the Company and the Parent Guarantor, their written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

i) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion (including a 10b-5 statement) of Sidley Austin LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

j) [Reserved]

k) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Debt Securities or the issuance of the Guarantee; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Debt Securities or the issuance of the Guarantee.

l) Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and the Parent Guarantor in their respective jurisdictions of organization, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

m) DTC. The Debt Securities shall be eligible for clearance and settlement through DTC.

n) Supplemental Indenture and Debt Securities. The Supplemental Indenture shall have been duly executed and delivered by a duly authorized officer of the Company, the Parent Guarantor and the Trustee, and the Debt Securities shall have been duly executed and delivered by a duly authorized officer of the Company and the Parent Guarantor and duly authenticated by the Trustee.

o) Additional Documents. On or prior to the Closing Date, the Company and the Parent Guarantor shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

a) Indemnification of the Underwriters. The Company and the Parent Guarantor jointly and severally agree to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

b) Indemnification of the Company and the Parent Guarantor. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Parent Guarantor, each of their respective directors, their officers who signed the Registration Statement and each person, if any, who controls the Company or the Parent Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company or the Parent Guarantor in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the selling concession figures appearing in the first sentence of the fifth paragraph under the caption “Underwriting”, and the information contained in the ninth and tenth paragraphs under the caption “Underwriting”.

c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, the Parent Guarantor, their respective directors, their respective officers who signed the Registration Statement and any control persons of the Company and the Parent Guarantor shall be designated in writing by the Company and/or the Parent Guarantor. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Parent Guarantor on the one hand and the Underwriters on the other from the offering of the Debt Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Parent Guarantor on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Parent Guarantor on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company and the Parent Guarantor from the sale of the Debt Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus. The relative fault of the Company and the Parent Guarantor on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Parent Guarantor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

e) Limitation on Liability. The Company, the Parent Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (d) and (e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Debt Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraphs (d) and (e) are several in proportion to their respective purchase obligations hereunder and not joint.

f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or The Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Parent Guarantor or the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Debt Securities on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

10. Defaulting Underwriter.

a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Debt Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Debt Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Debt Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Debt

Securities on such terms. If other persons become obligated or agree to purchase the Debt Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Pricing Disclosure Package and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Pricing Disclosure Package and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Debt Securities that a defaulting Underwriter agreed but failed to purchase.

b) If, after giving effect to any arrangements for the purchase of the Debt Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Debt Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Debt Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Debt Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Debt Securities that such Underwriter agreed to purchase hereunder) of the Debt Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

c) If, after giving effect to any arrangements for the purchase of the Debt Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Debt Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Debt Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company or the Parent Guarantor, except that the Company and Parent Guarantor will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Parent Guarantor or any non-defaulting Underwriter for damages caused by its default.

11. Payment of Expenses.

a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and the Parent Guarantor jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Debt Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus,

any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s and the Parent Guarantor’s counsel and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Debt Securities under the state or foreign securities or blue sky laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters) not to exceed $15,000; (v) any fees charged by rating agencies for rating the Debt Securities; (vi) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (vii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA (including the related fees and expenses of counsel for the Underwriters), and the approval of the Debt Securities for book-entry transfer by DTC; (viii) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange; and (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.

b) If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Debt Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Debt Securities for any reason permitted under this Agreement (other than pursuant to Section 9(i)), the Company and the Parent Guarantor jointly and severally agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Debt Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Parent Guarantor and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Parent Guarantor or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Debt Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Parent Guarantor or the Underwriters.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15.	Miscellaneous.

a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by BofA Securities, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, on behalf of the Underwriters, and any such action taken by BofA Securities, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, shall be binding upon the Underwriters.

b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o BofA Securities, Inc., 50 Rockefeller Plaza, NY1-050-12-01, New York, New York 10020, Attention: High Grade Debt Capital Markets Transaction Management/Legal, facsimile: 212-901-7881, J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate Desk, facsimile: 212-834-6081 and Wells Fargo Securities, LLC at 550 South Tryon Street, 5th Floor, Charlotte, NC 28202, Attention: Transaction Management, facsimile: (704) 410-0326. Notices to the Company shall be given to it at Perrigo Company, 515 Eastern Avenue, Allegan, Michigan 49010 (fax: (269) 673-8451); Attention: Todd Kingma with a copy, which shall not constitute notice, to Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, (fax: (212) 859-4000), Attention: Mark Hayek.

c) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state

d) Judgment Currency. The Company and the Parent Guarantor jointly and severally agree to indemnify each Underwriter, its directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and the Parent Guarantor and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

e) Waiver of Immunity. To the extent that either the Company and the Parent Guarantor has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) Ireland or any political subdivision thereof, (ii) the United States or the State of New York, (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company and the Parent Guarantor each hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

f) Submission to Jurisdiction. Each of the Company and the Parent Guarantor hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Company and the Parent Guarantor waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the Company and the Parent Guarantor agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and the Parent Guarantor and may be enforced in any court to the jurisdiction of which the Company and Parent Guarantor is subject by a suit upon such judgment. Each of the Company and the Parent Guarantor irrevocably appoints Perrigo Company, located at 515 Eastern Avenue, Allegan, Michigan 49010, as its authorized agent upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company and the Parent Guarantor by the person serving the same to the address provided in this Section 15(f), shall be deemed in every respect effective service of process upon each of the Company and the Parent Guarantor in any such suit or proceeding. Each of the Company and the Parent Guarantor hereby represents and warrants that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. Each of the Company and the Parent Guarantor further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement.

g) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered electronically or by any other standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

h) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

i) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

16.	Recognition of the U.S. Special Resolution Regimes.

a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime, if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States;

b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

c) For the purposes of this Section 16, the following definitions apply:

(i)	“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(ii)	“Covered Entity” means any of the following:

a.	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

b.	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

c.	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii)	“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv)

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Page Follows]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

Perrigo Finance Unlimited Company

By	/s/ Lou Cherico
	Title:	Vice President and Treasurer

Perrigo Company plc

By	/s/ Raymond Silcock
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to the Underwriting Agreement]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

BOFA SECURITIES, INC.

By	/s/ Douglas A. Muller
Authorized Signatory

J.P. MORGAN SECURITIES LLC

By	/s/ Som Bhattacharyya
Authorized Signatory

WELLS FARGO SECURITIES, LLC

By	/s/ Carolyn Hurley
Authorized Signatory

For themselves and on behalf of the several Underwriters listed in Schedule 1 hereto.

[Signature Page to the Underwriting Agreement]

Schedule 1

Aggregate Principal Amount of Debt Securities to be Purchased
BofA Securities, Inc.	$180,000,000
J.P. Morgan Securities LLC	180,000,000
Wells Fargo Securities, LLC	180,000,000
HSBC Securities (USA) Inc.	60,000,000
Mizuho Securities USA LLC	60,000,000
BNP Paribas Securities Corp.	30,000,000
Credit Suisse Securities (USA) LLC	30,000,000
Fifth Third Securities, Inc.	7,500,000
ING Financial Markets LLC	7,500,000
PNC Capital Markets LLC	7,500,000
U.S. Bancorp Investments, Inc.	7,500,000

Total	$750,000,000

Annex A

•	Pricing Term Sheet, dated June 16, 2020, substantially in the form of Annex B.

Annex B

PERRIGO FINANCE UNLIMITED COMPANY

Pricing Term Sheet

June 16, 2020

Issuer:	Perrigo Finance Unlimited Company

Guarantor:	Perrigo Company plc

Ratings*:	Baa3 (stable) by Moody’s Investors Service, Inc. BBB- (stable) by Standard & Poor’s Ratings Services

Security:	3.150% Senior Notes due 2030 (the “Notes”)

Principal Amount:	$750,000,000

Trade Date:	June 16, 2020

Expected Settlement Date (T+3**):	June 19, 2020

Maturity Date:	June 15, 2030

Interest Payment Dates:	Interest on each series of notes is payable semi-annually in arrears on June 15 and December 15 of each year, commencing December 15, 2020

Coupon:	3.150%

Interest Rate Adjustment:	The interest rate payable on the Notes will be subject to adjustment based on certain rating events as described under the caption “Description of the Notes—Interest Rate Adjustment Based on Certain Rating Events” in the Preliminary Prospectus Supplement dated June 16, 2020.

Issue Price:	99.170% of the principal amount

Yield to Maturity:	3.248%

Benchmark Treasury:	0.625% due May 15, 2030

Spread to Benchmark Treasury:	250 bps

Benchmark Treasury Price and Yield:	98-26+ and 0.748%

Optional Redemption:	Adjusted Treasury Rate plus 40 bps
In addition, the Issuer may redeem all or part of the Notes on or after March 15, 2030 (three months prior to the maturity date), at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, to, but excluding, the redemption date.

Minimum Denominations:	$200,000 and integral multiples of $1,000 in excess thereof

CUSIP/ISIN:	71429M AC9 / US71429MAC91

Joint Book-Running Managers:	BofA Securities, Inc. J.P. Morgan Securities LLC Wells Fargo Securities, LLC

Co-Managers:

HSBC Securities (USA) Inc.

Mizuho Securities USA LLC

BNP Paribas Securities Corp.

Credit Suisse Securities (USA) LLC

Fifth Third Securities, Inc.

ING Financial Markets LLC

PNC Capital Markets LLC

U.S. Bancorp Investments, Inc.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time.
**

The Issuer expects that delivery of the Notes will be made against payment therefore on or about the closing date which will be on or about the third business day following the date of pricing of the Notes (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market are generally required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes before the second business day prior to June 19, 2020 will be required, by virtue of the fact that the Notes initially will settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BofA Securities, Inc. toll-free at 1-800-294-1322, J.P. Morgan Securities LLC collect at 1-212-834-4533 or Wells Fargo Securities, LLC toll-free at 1-800-645-3751.

This communication does not constitute an offer to sell the Notes and is not a solicitation of an offer to buy the Notes in any jurisdiction where the offer or sale is prohibited, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg email or another communication system.